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                                                                       Exhibit 5


                  [Letterhead of Cadwalader, Wickersham & Taft]


March 8, 2000

The Board of Directors
The Bear Stearns Companies Inc.
245 Park Avenue
New York, New York 10167

Gentlemen:

                  We have acted as special counsel to The Bear Stearns Companies Inc. (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an indeterminate principal amount of debt securities (the "Debt Securities") and an indeterminate number of warrants (the "Warrants"), shares of the Company's preferred stock, $1.00 par value (the "Preferred Stock") and depositary shares evidencing fractional interests in a share of Preferred Stock (the "Depositary Shares"), with an aggregate initial public offering price of up to $9,042,683,162. The Debt Securities will be issued by the Company, substantially in the forms of the drafts incorporated by reference as Exhibits 4(b)(1) through 4(b)(7) to the Registration Statement, pursuant to the terms of the Indenture, dated as of May 31, 1991, as amended (the "Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank and the successor by merger to the Manufacturers Hanover Trust Company), as trustee (the "Trustee"), incorporated by reference as Exhibits 4(a)(1) and 4(a)(2) to the Registration Statement. The Warrants will be issued by the Company under Warrant Agreements substantially in the forms of the drafts incorporated by reference as Exhibits 4(c)(1) through 4(c)(10) to the Registration Statement (collectively, the "Warrant Agreements"). The Preferred Stock will be issued in one or more series, the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of which shall be fixed by resolutions to be adopted prior to such issuance by the Company's Board of Directors or a duly authorized committee thereof. The Depositary Shares will be issued by the Company under Deposit Agreements substantially in the form of the draft incorporated by reference as Exhibit 4(d)(7) to the Registration Statement (each, a "Deposit Agreement"). The Debt Securities, the Warrants, the Preferred Stock and the Depositary Shares will be sold by the Company either (i) directly on its own behalf, (ii) pursuant to one or more Underwriting Agreements substantially in the forms of the drafts incorporated by reference as Exhibits 1(a), 1(f) and 1(g) to the Registration Statement (each, an "Underwriting Agreement") or (iii) pursuant to one or more Distribution Agreements substantially in the forms of the drafts incorporated by


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The Board of Directors
The Bear Stearns Companies Inc.        -2-                         March 8, 2000


reference as Exhibits 1(b) and 1(c) (as amended by Exhibits 1(d) and 1(e)) to the Registration Statement (each, a "Distribution Agreement").

                  In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Transaction Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. We have also assumed that all documents, agreements and instruments examined by us in the form of drafts will, when executed by the requisite signatories thereto, conform in substance and form in all material respects to the drafts that we have examined. As to any facts material to such opinions that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

                  In particular, we have examined and relied upon: (a) the Registration Statement, (b) the Prospectus that is a part of the Registration Statement (the "Prospectus"), (c) the forms of Debt Securities constituting Exhibits 4(b)(1) through 4(b)(7) to the Registration Statement, (d) the forms of Warrant Agreements, (e) the form of Warrant Certificate attached as Exhibit A to the Warrant Agreements, (f) the forms of Underwriting Agreements, (g) the forms of Distribution Agreements, and (h) the form of Deposit Agreement. Items (a) through (h) above are referred to in this letter as the "Transaction Documents".

                  We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

                  Based upon and subject to the qualifications set forth herein, we are of the opinion that:

         1. The Debt Securities, when duly authorized and executed by the Company, authenticated by the Trustee pursuant to the terms of the Indenture and sold and delivered by the Company as contemplated by the Prospectus, as the same may be


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The Board of Directors
The Bear Stearns Companies Inc.        -3-                         March 8, 2000


                 supplemented from time to time, will be legally issued and will constitute binding agreements of the Company entitled to the benefits of the Indenture in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

         2. The Warrants, when duly authorized and executed by the Company, authenticated by the applicable warrant agent pursuant to the terms of the Warrant Agreements and sold and delivered by the Company as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legally issued and will constitute binding agreements of the Company entitled to the benefits of the Warrant Agreements in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

         3. Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be supplemented from time to time, and provided that any issuance of Preferred Stock by the Company is duly authorized by the Company's directors and that the number of shares of Preferred Stock issued by the Company at no time exceeds the maximum amount of shares of Preferred Stock authorized to be issued by the Company's certificate of incorporation, the shares of Preferred Stock, when issued, paid for and delivered, as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legally issued, fully paid and non-assessable; and

         4. Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be supplemented from time to time, and provided that any issuance of Depositary Shares is duly authorized by the Company's directors and that the number of Depositary Shares issued by the Company at no time exceeds the maximum amount of shares of Preferred Stock authorized to be issued by the Company's certificate of incorporation, the Depositary Shares, when issued, paid for and delivered pursuant to the terms of the Deposit Agreements as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus constituting a part of the Registration Statement under the caption "Validity of the Securities," without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

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The Board of Directors
The Bear Stearns Companies Inc.        -4-                         March 8, 2000


                  We further consent to the use of this letter as an exhibit to applications to the securities commissioners of various states of the United States for registration or qualification of the Debt Securities, the Warrants, the Preferred Stock and the Depositary Shares under the securities laws of such states.


Very truly yours,


/s/ Cadwalader, Wickersham & Taft